SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No. 2)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12


                         UAL Corporation
.................................................................
        (Name of Registrant as Specified In Its Charter)

                         UAL Corporation
.......... ......................................................
           (Name of Persons(s) Filing Proxy Statement)

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     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6
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                                              May 5, 1995


[United Managers]


RE: 1995 PROXY STATEMENT MAILING TO EMPLOYEES


United recently mailed proxy materials to all employee stockholders. Some employees may find these materials hard to understand. Please arrange to meet with your employee stockholders to discuss the proxy statement, answer any questions they may have and encourage them to vote. Employees who joined the Company after July 12, 1994 are not eligible to vote ESOP shares this year.

You need to be sure everyone in the meeting has received the proxy statement and the annual report. IT IS ILLEGAL TO ASK FOR A VOTE BEFORE THEY HAVE RECEIVED THESE MATERIALS. The Corporate Secretary's Office (x6358) can provide you with extra copies of these materials which you can provide to anyone who has not received them.

Be sure to make the following points in your discussion:

 - You wish to discuss important documents they received recently from UAL Corporation referred to as the "proxy materials" or "proxy statement."

 - The proxy statement outlines recommendations made by the Board of Directors which will be voted on at the 1995
   Annual Meeting of Stockholders.

 - As stockholders in this company, employees are being asked to vote on the passage of theses recommendations.
   Your vote is important!

 - Please vote for the Board of Director's recommendations as follows:

      - Proposal 1. FOR the election of public directors. ESOP shares do not vote on this proposal.
      - Proposal 2.  FOR the approval of the 1995 Director's
        Plan.
      - Proposal 3. FOR approval of amendments that would clarify certain definitions in UAL's charter.
      - Proposal 4. FOR approval of amendments that would modify UAL's committee structure.
      - Proposal 5. FOR approval of Arthur Andersen LLP as the company's new accounting firm.
      - Proposal 6. AGAINST approval of a stockholder resolution concerning political contributions.

 - Please review the proxy statement and other information included in this package carefully, then sign and return the proxy statement promptly. Your vote on ESOP shares must be received by May 17. (No postage is required if mailed in the U.S.)

Use the attached questions and answers as a handout and guide for a discussion.

                                        John Kiker
                                        Fran Maher


         COMMON QUESTIONS ABOUT THE PROXY STATEMENT

1.   What is a "proxy statement" and why did UAL send one to me?

  The proxy statement describes UAL's voting structure, outlines the matters which stockholders will be voting on at the annual meeting and provides the recommendations of the UAL's Board of Directors as to how stockholders should vote.

  The proxy statement was sent to you because you are an owner of stock in UAL Corporation. UAL is required to provide its stockholders with a proxy statement and an annual report in advance of the annual meeting of stockholders.

  The materials you received because you hold ESOP stock may be slightly different from the materials sent to public stockholders (people who hold shares of publicly traded UAL common stock). If you hold UAL stock independently of the ESOP, you should have actually received two different sets of proxy materials.

2.   Is the proxy statement different from the annual report?

  Yes. You should have received the annual report already under separate cover. If not, you can obtain a copy by contacting the Corporate Secretary's Office (x6358). The annual report contains UAL's certified financial statements, along with appropriate notes and other information. You should read it in conjunction with the proxy statement.

3.   Am I supposed to vote on the items discussed in the proxy statement?

  Yes. As an employee stockholder, you are being asked to vote on several issues. Your vote is important!

4.   What are we voting on?

  You are being asked to vote on several recommendations of the Board of Directors. In brief, the Board is asking you to:

     - Approve the "1995 Directors Plan."  (Vote with the Board
       FOR this proposal.)
     - Approve specific amendments to UAL's charter. (Vote with the Board FOR both of these proposals.)
     - Appoint an accounting firm to audit United in 1995. (Vote with the Board FOR this proposal.)
     - Dismiss a proposal regarding political affiliations. (Vote with the Board AGAINST this proposal.)

5. Why don't ESOP stockholders get to vote for the public directors of the Board of Directors?

  It's important to understand two things. First, there are different types of directors who serve on the Board, including public directors, employee directors and independent directors. Second, different groups of stockholders elect the different types of directors to the Board.

  Employee directors are nominated and elected by representatives of different employee groups. This year:

     - Harlow Osteboe has been nominated by ALPA to represent
       ALPA members.
     - John Peterpaul has been nominated by IAM to represent
       IAM members.
     - Joe Vittoria has been nominated by the System
       Roundtable to represent salaried and management employees.

  Representatives of these employee groups will elect these employee directors to the Board at the annual meeting.

  You should remember, too, that even though directors are elected by specific groups of stockholders, all directors represent all stockholders.

  If you hold shares of UAL stock independent of the ESOP, you will get to vote for the company's public directors -- Gerald Greenwald, John Edwardson, John McGillicuddy, James O'Connor and Paul Tierney. The Board has unanimously recommended that public stockholders vote FOR these public directors. For details on the re-election procedures and policies, read pages 4-7.

6.   Why are stockholders voting on the 1995 Directors Plan?

  This plan would primarily allow UAL to pay the members of its Board of Directors in stock instead of cash. This plan does not change the amount of their compensation. The Board has unanimously recommended that stockholders vote FOR approval of the plan. For details, read pages 23-26

7. What amendments is the Board of Directors recommending to UAL's charter?

  The Board is recommending two different kinds of amendments. The first set of amendments would clarify current ambiguities in the method the company uses to determine the duration of its special corporate governance provisions. The Board has unanimously recommended that stockholders vote FOR approval of the Definitional Charter Amendments. For details, see pages 26-28.

  The second set of amendments would provide the Board with greater flexibility in administering its various committees. The Board has unanimously recommended that stockholders vote FOR the Board Committee Charter Amendments. For details, read pages 28-30.

8. Who is the Board recommending as United's accounting firm?

  The Board has selected the firm of Arthur Andersen LLP to serve as independent public accountants in 1995. The Board has unanimously recommended that stockholders vote FOR this appointment. For details, see page 30. Leaving this box unchecked will count as a vote FOR this proposal. (A letter from the Trustee last month erroneously reported that leaving this box unchecked would count as a vote against this proposal; that original letter was incorrect and a letter is being sent to all ESOP participants clarifying this.)

9.   What is the stockholder proposal about?

  A single stockholder from Washington, D.C., has proposed that United adopt a resolution that affirms its political non-partisanship. The Board has determined that, since United does not engage in any of the practices specified in the resolution, adopting it is unnecessary. The Board also believes the subject matter is inappropriate for a resolution. The Board has unanimously recommended a vote AGAINST the stockholder proposal. For details, see pages 30-31. Leaving this box unchecked will count as a vote AGAINST this proposal.

10.  How do I vote?

  Voting is easy. You can send in your vote on the "proxy card" or "voting direction card" included in your package. Voting by using the card is called "voting by proxy." No postage is required if you mail your proxy card in the U.S. Please fill out, sign, date and mail your card as soon as possible. IN ORDER FOR YOUR VOTE TO COUNT, THE ESOP TRUSTEE NEEDS TO RECEIVE YOUR CARD BY MAY 17.

11.  Can I attend the annual meeting?

  Yes. All stockholders are welcome at the annual meeting. However, even if you plan to attend, it's important that you send in your proxy card NOW to ensure your vote is represented. ESOP stockholders are required to vote in advance of the meeting. You cannot vote at the meeting.

12. What other information is contained in the proxy statement?

  There's a wealth of information worth reading. In particular, you can learn about:

   - The various committees that make up the Board of Directors and their responsibilities. Read pages 7-9.

   - How the members of the Board of Directors are compensated. See pages 9-10 and 14-23. None of the information on compensation is new. The compensation arrangements for United's officers and directors were approved by the Compensation Committee (which includes the employee directors) or the full Board. Greenwald's compensation arrangements were detailed in last year's proxy statement.

   - Who owns UAL stock, what kind of stock and how much they own. See pages 10-13.